UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

LCA-VISION INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27610	11-2882328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

LCA-Vision Inc. held its Annual Meeting of Stockholders on May 21, 2013. The company submitted three matters to the vote of the stockholders. A summary of the matters voted upon by stockholders is set forth below.

1. Stockholders elected each of the five nominees for director to serve for a term to expire at the 2014 Annual Meeting of Stockholders by the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
William F. Bahl	11,721,695	153,187	3,676,706
John C. Hassan	11,721,799	153,083	3,676,706
Edgar F. Heizer III	11,721,976	152,906	3,676,706
James C. Wachtman	11,719,462	155,420	3,676,706
E. Anthony Woods	11,721,662	153,220	3,676,706

2. Stockholders ratified the appointment of Ernst & Young LLP as the company’s independent auditors for the fiscal year ending December 31, 2013 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,444,637	61,464	45,487	0

3. Stockholders approved, on an advisory basis, the compensation of the company’s named executive officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,640,030	214,846	20,006	3,676,706

Item 7.01 Regulation FD Disclosure.

On May 21, 2013, LCA-Vision Inc. issued a press release to report certain information concerning its Annual Meeting of Stockholders. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Current Report on Form 8-K and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated May 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Michael J. Celebrezze
Michael J. Celebrezze
Chief Executive Officer

Date: May 21, 2013